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                                                                    Exhibit 10.4

[Translation of Chinese original]

                           TRADEMARK LICENSE AGREEMENT

     This Trademark License Agreement (the "Agreement") is entered into as of September 26, 2003 by and between the following two parties in Beijing.

The Licensor:    tom.com enterprise Limited
Legal Address:   Offshore Incorporations Limited, P.O. Box 957, Offshore
                 Incorporations Centre, Road Town, Tortola, British
                 Virgin Islands

The Licensee:    Beijing Super Channel Network Limited
Legal Address:   F09 2/F 3 Yongchangbeilu Road, Beijing Economic and
                 Technological Development Zone, China

     WHEREAS, the Licensor, an enterprise registered in the British Virgin Islands ("BVI") under the laws of BVI, owns the trademarks registered in Hong Kong as defined in Appendix 1.

     WHEREAS, the Licensee is a wholly foreign owned company registered in Beijing under the laws of the People's Republic of China (the"PRC");

     WHEREAS, the Licensor desires to license the aforesaid trademarks to the Licensee in accordance with the terms and conditions set forth herein and the Licensee wishes to accept the license on the terms and conditions set forth herein;

     NOW THEREFORE, the parties agree as follows:

1.   Grant of License

1.1  The Trademarks

Under the terms and conditions hereinafter set forth, the Licensor hereby grants a general license free of charge to the Licensee for the registered trademarks, as defined in Appendix 1, including all the trademarks, any part of the trademarks, and any design, character, symbol, and visual representation of the trademarks (collectively the "Trademarks"), and the Licensee hereby accepts the Trademarks. Notwithstanding the provisions aforesaid, the Licensee shall pay fees to the Licensor for its use of the Trademarks and the standards for such license fees shall be decided by both parties through negotiation, in the event that the shares held by Licensor's shareholder Tom.com Limited in TOM Online Inc (holding indirectly the shares of the Licensee) are less than 30%. If no agreement is reached by the Licensor and the Licensee under the above circumstances, the Licensee is entitled to continue to use the

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Trademarks free of charge in accordance with the provisions under the Agreement for one year from the date such shareholding falls below 30%.

1.2  Scope

     1.2.1 The license hereunder is non-exclusive.

     1.2.2 The license hereby granted extends only to the PRC and is effective only in the Internet-related business in which the Licensee operates. The Licensee agrees that it will not make, or authorize any direct or indirect use of the Trademarks in any other area.

1.3  Assignment and Sublicense

     1.3.1 The Licensor agrees the Licensee may sublicense the Trademarks hereunder to any subsidiary companies within the group of Tom Online Inc. without prior written consent of the Licensor; however, the Licensee shall obtain the Licensor's prior written consent if the Licensee sublicenses the Trademarks to any third party outside the group of Tom Online Inc.; provided that the scope of any of the aforesaid sublicense shall not exceed the Licensee's right to the Trademarks hereunder.

     1.3.2 The Licensee shall not assign, lease, pledge, or in any other way transfer the rights, obligations, and the economic benefits of the license granted hereby or any portion of the rights included therein to any third party without the prior written consent of the Licensor.

2.   Goodwill

     The Licensee recognizes the value of the goodwill associated with the Trademarks, and acknowledges that the Trademarks and all intellectual property rights therein and goodwill pertaining thereto shall be the sole and exclusive property of the Licensor, and that the Trademarks have an underlying association with the Licensor by public perception.

3.   Confidentiality

3.1 By accepting the granting of the Trademark licenses from the Licensor, the Licensee agrees to protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's option, return all and any documents, information or software containing any such Confidential Information to the Licensor, or destroy and delete the Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant

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     or transfer any Confidential Information to any third party without the
     Licensor's prior written consent.

3.2 Section 3.1 shall survive after any amendment, expiration or termination of this Agreement.

4.   Representations and Warranties

4.1 The Licensor makes to the Licensee the following representations and warranties:

     4.1.1 the Licensor is a company duly registered and in good standing under the applicable laws of the British Virgin Islands;

     4.1.2 the Licensor, within its business scope, has full corporate power and authority and has taken all corporate actions and has obtained all necessary approvals or authorizations from third parties and government authorities to execute and perform the obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective laws or previous agreements;

     4.1.3 this Agreement will constitute a legal, valid and binding obligation of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution;

     4.1.4 the Licensor has the exclusive ownership of the Trademarks.

4.2 The Licensee makes to the Licensor the following representations and warranties:

     4.2.1 the Licensee is a wholly foreign owned company duly registered and in good standing under the applicable laws of the PRC;

     4.2.2 the Licensee, within its business scope, has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals or authorizations from third parties and government authorities to execute and perform the obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective laws or previous agreements;

     4.2.3 the Agreement will constitute a legal, valid and binding agreement of the Licensee and will be enforceable against the Licensee in accordance with its terms upon its execution.

5.   The Licensor's Right of Licensing and Protection of the Licensor's Rights

5.1 The Licensee agrees that it will not during the term of this Agreement, or thereafter, challenge the right to license or any rights of the Licensor to the Trademarks or challenge the validity of this license or otherwise take or fail to

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     take any action that impairs such rights or license.

5.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Trademarks. In the event any third party lodges a claim concerning the Trademarks, the Licensor, if it so desires may commence or prosecute any claims or lawsuits in its own name or in the name of the Licensee or join the Licensee as a party thereto. In the event any third party infringes on the above-mentioned Trademarks, the Licensee shall notify the Licensor in writing of any infringements or imitations by others of the Trademarks which may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

5.3 The Licensee further agrees to use the Trademarks only in accordance with this Agreement and shall not use such Trademarks in any way which, in the opinion of the Licensor, is deceptive, misleading or in any way damages such Trademarks or the reputation of the Licensor.

6.   Quality

     The Licensee shall exert its reasonable best efforts to improve the quality of the Trademarks, in order to protect and enhance the reputation of the Trademarks.

7.   Promotion

     In all cases where the Licensee produces promotional material involving the Trademarks, the production cost of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Trademarks thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee. The Licensee agrees not to advertise or publicize any of the Trademarks on radio, television, papers, magazines, the Internet or otherwise without the prior written consent of the Licensor.

8.   Effective Date and Term

8.1 This Agreement has been duly executed by the Parties' authorized representatives as of the date first set forth above and shall be effective simultaneously. The term of this Agreement is ten (10) years unless earlier terminated as set forth below. However, the Licensor and the Licensee shall review this Agreement every three (3) months to determine whether any amendment or supplement to the Agreement is necessary depending on the circumstances.

8.2 This Agreement may be extended for one year only if the Licensor gives the Licensee its written consent of the extension of this Agreement prior to the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

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9.   Obligation of Assistance

     In order to protect the rights and obligations hereunder of both parties, the Licensor and the Licensee agree, within the three (3) months from the execution date of this Agreement, the Licensee shall assist the Licensor to lodge an application for the licensing of the Trademarks in the PRC.

10.  Termination

10.1 Termination on Expiration.

     This Agreement shall expire on the date due unless this Agreement is extended as set forth above.

10.2 Early Termination

     Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party, in the event that the other party materially breaches the obligations under this Agreement, including but not limited to those prescribed in Section 5.1, 5.2 and 5.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

     During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination.

10.3 Survival.

     Article 2, 3, 4 and 5 shall survive after the termination or expiration of this Agreement.

11.  Force Majeure

11.1 Force Majeure means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care, including but not limited to the acts of the government, nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, and war. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

11.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate measures to minimize or remove the effects of Force

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     Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. Both parties agree to resume performance of this Agreement with their best efforts once the event of Force Majeure is removed.

12.  Notices

     Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address set forth below.

     Party A:   tom.com enterprise Limited
                48/F the Center, 99 Queen's Road Central, Hong Kong

                Attention: Secretary of the company
                Telephone No.: 852-21217838
                Facsimile No.: 852-21897446

     Party B:   Beijing Super Channel Network Limited
                F09 2/F 3 Yongchangbeilu Road, Beijing Economic and Technological Development Zone, China

                Attention:
                Telephone No.:010-65283399
                Facsimile No.: 010-85181160

13.  Dispute Resolution

     The parties shall strive to settle any disputes arising from the interpretation or performance in connection with this Agreement through negotiation in good faith. In the event that a settlement can not be reached through negotiation within 30 days after a party asks for negotiation, either party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon both parties.

14.  Law

     The validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC.

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15.  Amendment and Supplement

     This Agreement shall not be amended, supplemented or modified except by a written instrument signed by both parties. The amendment and supplement duly executed by both parties shall constitute part of this Agreement and shall have the same legal effect as this Agreement.

16.  Severability

     Any provision of this Agreement which is invalid or unenforceable due to a violation of the relevant laws in any jurisdiction shall only be ineffective to the extent of such invalidity or unenforceability within the relevant jurisdiction, without affecting in any way the remaining provisions hereof.

17.  Appendices

     The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed by a duly authorized representative, each on behalf of the party hereto, as of the date first set forth above.

Licensor :     tom.com enterprise Limited

Representative:
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Licensee:      Beijing Super Channel Network Limited

Representative:
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                                   Appendix 1



                       Trademark Registration Certificate

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